SERVICE AGREEMENT
              FOR TRANSPORTATION OF NATURAL GAS
                   UNDER RATE SCHEDULE FT
             [Part 284 Service - Rate Discount]


     AGREEMENT made as of this 30th day of April, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter called "Pipeline", and PG ENERGY
INC., a Pennsylvania corporation, hereinafter called
"Customer".

     WITNESSETH: That, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                          ARTICLE I
                         Quantities

     A. During the term of this Agreement, Pipeline will transport for Customer, on a firm basis, and Customer may furnish, or cause to be furnished, to Pipeline natural gas for such transportation, and Customer will accept, or cause to be accepted, delivery from Pipeline of the quantities
Customer has tendered for transportation.

     B. The maximum quantities of gas which Pipeline shall deliver and which Customer may tender shall be as set forth on Exhibit A, attached hereto.

                         ARTICLE II
                            Rate

     A. Beginning on November 1, 1997, Customer shall pay
Pipeline for transportation services rendered pursuant to this Agreement, the following rates and charges:

        1.   A Reservation Charge of $4.55 per dekatherm of
             MDTQ plus the currently effective reservation
             Section 18 surcharge in Rate Schedule FT,

        2. The maximum Usage Charge in Rate Schedule FT per dekatherm of gas transported,

        3. All applicable surcharges, including ACA, as provided in Rate Schedule FT, and

        4.   The Fuel Retention Percentage as provided in
             Rate Schedule FT.

     B. Pipeline shall have the right to propose, file and make effective with the FERC or any other body having jurisdiction, revisions to any applicable rate schedule, or to propose, file, and make effective superseding rates or rate schedules for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that (i) Section 2 of Rate Schedule FT "Applicability and Character of Service", (ii) term, (iii) quantities, and (iv) points of receipt and points of delivery shall not be subject to unilateral change under this Article. Said rate schedule or superseding rate schedule, and any revisions thereof which shall be filed and made effective shall apply to and become a part of this Agreement. The filing of such changes and revisions to any applicable rate schedule shall be without prejudice to the right of Customer to contest or oppose such filing and its effectiveness.

     C. Customer understands and agrees that the discounted rate set forth above applies solely to the Primary Receipt and Delivery Points provided for in this Agreement. Use of Secondary Receipt and Delivery Points is subject to FT Rate
Schedule Section 6.2.C, or superseding rate schedule section, regarding Customer's agreement to pay maximum FT rates.

                         ARTICLE III
                       Term of Service

     Subject to all the terms and conditions herein, the term of service shall be effective as of November 1, 1997, and shall continue in effect for a primary term of five (5) years, and from year to year thereafter, until either party terminates this Agreement by giving written notice to the other at least twenty-four (24) months prior to the start of the next service year, except, however, this Agreement shall terminate immediately, without notice, if and when Pipeline begins to transport gas for Customer on a firm basis to and/or from the proposed Avoca Gas Storage Project in Steuben County, New York.
                         ARTICLE IV
               Points of Receipt and Delivery

     The Primary Points of Receipt and Delivery and the maximum quantities for each point for all gas that may be received for Customer's account for Transportation by Pipeline shall be as set forth on Exhibit A.

                          ARTICLE V
                     Regulatory Approval

     Performance under this Agreement by Pipeline and Customer shall be contingent upon Pipeline and Customer receiving all necessary regulatory or other governmental approvals upon terms satisfactory to each. Should Pipeline and Customer be denied such approvals to provide or continue the service contemplated herein or to construct and operate any necessary facilities therefor upon the terms and conditions requested in the application therefor, then Pipeline's and Customer's obligations hereunder shall terminate.

                         ARTICLE VI
       Incorporation By Reference of Tariff Provisions

     A. To the extent not inconsistent with the terms and conditions of this Agreement, the following provisions of Pipeline's effective FERC Gas Tariff, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference:

        1. All of the provisions of Rate Schedule FT, or any effective superseding rate schedule or otherwise applicable rate schedule; and

        2. All of the provisions of the General Terms and Conditions, as they may be revised or superseded from time to time.

                         ARTICLE VII
                        Miscellaneous

     A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VII.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under Article II must be made under
Section 7 or Section 4 of the Natural Gas Act.

     B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:

        Pipeline:        CNG Transmission Corporation
                         445 West Main Street
                         Clarksburg, West Virginia  26301
                         Attention:  Vice President,
Marketing
                                           and Customer
Service

        Customer:        PG Energy Inc.
                         One PEI Center
                         Wilkes-Barre, PA  18711-0601
                         Attention:  Director of Gas Supply

or at such other address as either party shall designate by formal written notice.

     C. No presumptions shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

     D. The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference and are not intended to become a part of or to be considered in any interpretation of such provisions.

     IN WITNESS WHEREOF, the parties intending to be legally bound, have caused this Agreement to be signed by their duly authorized officials as of the day and year first written above.

                              CNG TRANSMISSION CORPORATION
                                                  (Pipeline)



By:  /s/ Georgia Carter
         Georgia Carter

Its:  Vice President, Marketing


                              PG ENERGY INC.
                                                  (Customer)




By:  /s/ John F. Kell, Jr.
         John F. Kell, Jr.

Its:  Vice President, Financial Services
                                                  (Title)

                          EXHIBIT A

To the Transportation Service Agreement dated April 30, 1997
   Between CNG Transmission Corporation and PG Energy Inc.

A.   Quantities

     1. The maximum quantities of gas which Pipeline shall deliver and which Customer may tender shall be as follows:

     a. A Maximum Daily Transportation Quantity ("MDTQ") of 29,331 Dt for transportation on withdrawal from the Seneca Lake Storage Field ("Seneca Lake").

     b. A MDTQ of 15,000 Dt for transportation for injections into Seneca Lake.

     2. For billing purposes Customer's Reservation Charge shall be based on the quantity set forth in Subparagraph 1.a above.

B.   Primary Points of Receipt and Delivery

     1. The Primary Points of Receipt and the maximum quantities for each point shall be as follows:

     a. The interconnection of the facilities of Pipeline and New York State Electric & Gas Corporation
          ("NYSEG") at the Yawger Road M&R Station in
          Chemung County, New York, on withdrawal from
          Seneca Lake at 29,331 Dt/d.

     b. The interconnection of the facilities of Pipeline and Transcontinental Gas Pipe Line Corporation ("Transco") in Clinton County, Pennsylvania, known as the Leidy Interconnection, for injection into Seneca Lake at 15,000 Dt/d.

     2. The Primary Points of Delivery and the maximum quantities for each point shall be as follows:

     a. The interconnection of the facilities of Pipeline and Transco in Clinton County, Pennsylvania, known as the Leidy Interconnection, on withdrawal from Seneca Lake at 29,331 Dt/d.

     b. The interconnection of the facilities of Pipeline and NYSEG at the Yawger Road M&R Station in
          Chemung County, New York, for injection into
          Seneca Lake at 15,000 Dt/d.